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                                                                   Exhibit 10.28

                                                               Execution Version

                                     FORM OF
              THL FOOD PRODUCTS HOLDING CO. 2003 STOCK OPTION PLAN
                          STOCK OPTION AWARD AGREEMENT

          THIS STOCK OPTION AWARD AGREEMENT (the "Agreement") is made effective as of the 20th day of November, 2003, between THL Food Products Holding Co., a Delaware corporation (hereinafter called the "Company"), and ______________ (hereinafter called the "Participant"):

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, the Company has adopted the THL Food Products Holding Co. 2003 Stock Option Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as in the Plan; and

          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

     1. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _______ Option Shares, subject to adjustment as set forth in the Plan. The per share purchase price of the Option Shares subject to the Option (the "Exercise Price") shall be $_______. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Vesting. At any time, the portion of the Option that has become vested and exercisable as described in this Section 2 is hereinafter referred to as the "Vested Portion."

        (a) Subject to the Participant's continued employment with the Company and to paragraphs (b) and (c) of this Section 2, the Option shall vest over a five year period, in five equal installments, with twenty percent (20%) of the Option vesting on the first anniversary of the date hereof and an additional twenty percent (20%) of the Option vesting on each successive anniversary of the date hereof until such time as the Option is fully vested and exercisable.

        (b) Termination of Employment. If the Participant's employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be cancelled by the Company without consideration and only the Vested Portion of the Option shall remain exercisable for the period set forth in
Section 3(a). The Vested Portion of the Option not exercised within the period set forth in Section 3(a) shall immediately expire.

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          (c)  Sale of the Company. Notwithstanding any other provisions of this
Agreement to the contrary, in the event of a Sale of the Company, the Option shall, to the extent not previously cancelled, immediately become vested and exercisable immediately prior to a Sale of the Company.

   3.     Exercise of Option.

          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

               (i)   the tenth anniversary of the date hereof;

               (ii) ninety days following the date of the Participant's termination of employment by the Company without Cause (other than as a result of death or Disability), or by the Participant for Good Reason or as a result of death, Disability or Retirement;

               (iii) a Sale of the Company; and

               (iv) the date of the Participant's termination of employment by the Company for Cause or by the Participant without Good Reason.

          (b)  Method of Exercise.

               (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise. Such notice shall specify the number of Option Shares for which the Option is being exercised and shall be accompanied by payment in full of the aggregate Exercise Price. The payment of the Exercise Price shall be made (x) in cash, (y) in Option Shares that have been owned by the Participant for at least six months, such Option Shares to be valued at their Fair Market Value as of the date of exercise, or (z) after a Public Offering, through simultaneous sales of underlying Option Shares by brokers.

               (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Option Shares that is required to comply with applicable state and federal securities law or any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine in good faith to be necessary or advisable.

               (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Option Shares, the Company shall issue certificates in the Participant's name for such Option Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

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               (iv) The Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any securities issuable under the Options, and the Company may defer the exercise of the Options or the issuance of the Option Shares thereunder unless indemnified to its satisfaction.

               (v) As a condition to any exercise of an Option, a Participant will permit the Company to deliver to him or her all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable such Participant to make an informed investment decision.

   4. Certain Sales Upon Termination of Employment. If the Participant's employment is terminated under certain circumstances, the Participant shall have a limited right to sell to the Company (pursuant to Section 4(a) below), and the Company shall have certain rights (pursuant to Section 4(b) below) to purchase from the Participant either (i) the Vested Portion of Participant's Options or
(ii) Option Shares acquired pursuant to the exercise of all or any part of the Vested Option, as follows:

          (a)  Put Right.

               (i) If the Participant's employment with the Company and Subsidiaries terminates due to the Disability or death of the Participant prior to the earlier of (x) a Public Offering or (y) a Sale of the Company, for (A) the Vested Portion of all Options and (B) all Option Shares, within 120 days after such termination of employment the Participant shall have the right, subject to the provisions of Section 5 hereof to sell to the Company and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from the Participant and his Permitted Transferees, if applicable, all (but not less than all) of (1) Participant's Vested Portion of all Options and (2) the number of Option Shares then held by the Participant and such other number of Option Shares or Vested Portions of Option Shares, to the extent transferable, held by the Participant's Permitted Transferees as the Participant may request at a price per Option or Option Share equal to
      (i) in the case of the purchase of Options, the difference between the Fair Market Value of the Option Share underlying the Option (measured as of the delivery of the notice referred to in Section 4(a)(ii)) and the Exercise Price of such Option Shares and (ii) in the case of the purchase of Option Shares, (x) if such termination occurs prior to the date which is 18 months from the date of this Agreement, the greater of the Fair Market Value of such Option Share (measured as of the delivery of the notice referred to in Section 4(a)(ii)) and the Cost of such Option Share and (y) if such termination occurs after the date which is 18 months from the date of this Agreement, the Fair Market Value of such Option Share. If the Participant's employment with the Company and Subsidiaries terminates due to Retirement of the Participant prior to (x) a Public Offering or (y) a Sale of the Company, for all Option Shares issued 181 days or more prior to the date of termination of employment of the Participant, within 90 days after such date of termination of employment (or in the case of Option Shares issued 180 days or less

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      prior to such date of termination or at any time after such date of termination of employment, no earlier than 181 days and no later than 271 days after the date of issuance of such Option Shares), the Participant shall have the right, subject to the provisions of Section 5 hereof, to sell to the Company and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from the Participant and his Permitted Transferees, if applicable, all (but not less than all) of the Option Shares then held by the Participant and such other number of Option Shares held by the Participant's Permitted Transferees as the Participant may request at a price per Option Share equal to the Fair Market Value of such Option Share (measured as of the delivery of the notice referred to in Section 4(a)(ii)).

               (ii) If the Participant desires to exercise his or her option to require the Company to repurchase Options and/or Option Shares pursuant to
      Section 4(a), the Participant shall send one written notice to the Company setting forth the intention of Participant and Permitted Transferees, if applicable, to collectively sell all Options and/or Option Shares pursuant to Section 4(a) within the period described above, which notice shall specify the number of Option Shares, or in the case of a sale of Options, the number of Option Shares underlying such Options, to be sold and shall include the signature of the Participant and each Permitted Transferee desiring to sell Options and Option Shares. Subject to the provisions of
      Section 5, the closing of the purchase shall take place at the principal office of the Company on the 60th day after the giving of such notice. Subject to the provisions of Section 5, the Participant and each Permitted Transferee, as applicable, shall deliver to the Company duly executed instruments transferring any and all rights, title and interest to and in the Options and Option Shares to the Company, against payment of the appropriate purchase price by cashier's or certified check payable to the Participant or by wire transfer of immediately available funds to an account designated by the Participant.

          (b)  Call Right.

               (i) If the Participant's employment with the Company and/or its Subsidiaries terminates for any of the reasons set forth in clauses (A), with the exception of termination due to Participant's Retirement, or (C) below prior to a Sale of the Company, within 120 days after such date, the Company shall have the right and option to purchase, and the Participant and the Participant's Permitted Transferees (hereinafter referred to as the "Participant Group") shall be required to sell to the Company, any or all of such Option Shares then held by such member of the Participant Group, at a price per Option Share equal to the applicable purchase price determined pursuant to Section 4(b)(iii). If the Participant's employment with the Company or any of its Subsidiaries terminates for any of the reasons set forth in clause (B) or due to Participant's Retirement, for any Option Shares issued 180 days or more prior to the date of Participant's termination of employment, within 90 days after such date (or in the case of Option Shares issued 180 days or less prior to such date or at any time after such date, no earlier than 181 days and no later than 271 days after the date of issuance of such Option Shares), the Company shall have the right and option to purchase, and the Participant and the Participant's Permitted Transferees (hereinafter referred to as the "Participant Group") shall be required to sell to the Company, any or

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      all of such Option Shares then held by such member of the Participant
      Group, at a price per Option Share equal to the applicable purchase price determined pursuant to Section 4(b)(iii):

                    (A) if the Participant's active employment with the Company and/or its Subsidiaries is terminated due to the Disability, death or Retirement of the Participant;

                    (B) if the Participant's active employment with the Company, and/or its Subsidiaries is terminated by the Company, and/or its Subsidiaries without Cause or by the Participant for Good Reason;

                    (C) if the Participant's active employment with the Company and/or its Subsidiaries is terminated (x) by the Company or any of its Subsidiaries for Cause or (y) by the Participant for any other reason not set forth in Section 4(b)(i)(A) or Section 4(b)(i)(B);

provided that the Company's rights under this Section 4(b) shall not be available in the event of the termination of Participant's employment by the Company or its Subsidiaries without Cause or by Participant for Good Reason, in either case following a sale by the Company or its subsidiaries of substantially all of the lines of business in which the Participant primarily performs his services.

          If the Participant engages in "Competitive Activity" (as defined in Section 6 of this Agreement), the Company shall have the right and option to purchase within 90 days after such date as the Company receives notice that the Participant has engaged in Competitive Activity, and the Participant Group shall be required to sell to the Company, any or all of such Option Shares then held by such member of the Participant Group, at a price per Option Share equal to the applicable purchase price determined pursuant to Section 4(b)(iii)(A); provided that in the case of Option Shares issued 180 days or less prior to the date that the Company receives notice of Participant's engagement in Competitive Activity, the Participant shall be required to sell such Option Shares no earlier than 181 days and no later than 271 days after the date of issuance of such Option Shares.

               (ii) If the Company desires to exercise one of its options to purchase Option Shares pursuant to this Section 4(b), the Company shall, not later than the expiration of the applicable period described for such purchase in Section 4(b)(i), send written notice to each member of the Participant Group of its intention to purchase Option Shares, specifying the number of Option Shares to be purchased (the "Call Notice"). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on the 60th day after the giving of the Call Notice. Subject to the provisions of Section 5, the Participant shall deliver to the Company duly executed instruments transferring title to Option Shares to the Company, against payment of the appropriate purchase price by cashier's or certified

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      check payable to the Participant or by wire transfer of immediately available funds to an account designated by the Participant.

               (iii) In the event of a purchase by the Company pursuant to
      Section 4(b)(i), the purchase price shall be (in each case after taking account of any prior purchases pursuant to Section 4(b)(i)):

                     (A) if the Participant engages in "Competitive Activity"
             (as defined in Section 6 of this Agreement), a price per Option Share equal to the lesser of (A) Fair Market Value (measured as of the "Activity Date" (as defined in Section 6 of this Agreement)) and (B) Cost;

                     (B) in the case of a termination of employment described in
             Section 4(b)(i)(A), Section 4(b)(i)(B), (x) if such termination occurs prior to the date which is 18 months from the date of this Agreement, the greater of the Fair Market Value of such Option Shares and Cost and (y) if such termination occurs after the date which is 18 months from the date of this Agreement, the Fair Market Value of such Option Shares (measured as of the date of the Call Notice); and

                     (C) in the case of a termination of employment described in
             Section 4(b)(i)(C), a price per Option Share equal to the lesser of
             (A) Fair Market Value (measured as of the date of the Call Notice) and (B) Cost.

                  Notwithstanding anything in this Section 4(b) to the contrary, in the event that the Company purchases Option Shares at Fair Market Value pursuant to the terms of this Section 4(b) and within six months of the date of the determination of such Fair Market Value both (A) a Sale of the Company or a Public Offering occurs and (B) in connection with such transaction, the per share value of the Option Shares exceeds the per share purchase price paid by the Company to Participant under this Section 4(b), the Participant shall be entitled to receive from the Company the benefit of such higher valuation for the Option Shares purchased. The excess of (x) the net proceeds which the Participant would have received in such Sale of the Company or Public Offering from the sale in such transaction of all Option Shares repurchased by the Company under this
      Section 4(b), less (y) the amount which the Participant received from the purchase of such Option Shares by the Company, shall be paid by certified or cashier's check or wire transfer of funds to the Participant upon consummation of such transaction.

   5.     Certain Limitations on the Company's Obligations to Purchase Option
          Shares.

          (a) Payment of Shares. If at any time the Company elects or is required to purchase any Option Shares pursuant to Section 4, the Company shall pay the purchase price for the Option Shares it purchases (i) first, by offsetting indebtedness, if any, owing from the Participant to Investors or the Company (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Participant Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of

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immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Option Shares so purchased, duly endorsed; provided that if such cash payment would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property or (B) after giving effect thereto, in a Financing Default, or (C) if the Committee determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase, dividend or distribution ((A) through (C) collectively the "Cash Deferral Conditions"), the portion of the cash payment so affected may be made by the Company's delivery of either (z) subordinated promissory notes of the Company (the "Notes") with a principal equal to the balance of the purchase price or, at the option of the Company, (y) preferred shares of the Company (the "Preferred Shares") with a liquidation preference equal to the balance of the purchase price; which Notes or Preferred Shares shall bear interest or accrue yield, as appropriate, annually at the "prime rate" published in The Wall Street Journal on the date of issuance, which interest or yield, as appropriate, shall be payable at maturity or upon payment by the Company of dividends on Company capital stock [for the purpose of clarity, distributions made by the Company pursuant to Section 7.06(f) of that certain Credit Agreement, dated November 20, 2003, by and among the Company and the other parties named therein, shall not be deemed a payment by the Company of dividends on Company capital stock as described in this sentence). Any such Notes or Preferred Shares issued shall be promptly paid (i) when the Cash Deferral Condition which prompted their issuance no longer exists,
(ii) upon consummation of a Public Offering of the Company or Michael Foods, Inc., a Delaware corporation (or their successors) (to the extent allowed by the underwriters of such Public Offering), or (iii) upon a Sale of the Company from net cash proceeds, if any, payable to the Company or its stockholders; to the extent that sufficient net cash proceeds are not so payable, the Notes or Preferred Shares, as applicable, shall be cancelled in exchange for such non-cash consideration received by note-holders or shareholders, as applicable, in the Sale of the Company having a fair market value equal to the principal of and accrued interest on the Notes or the accrued yield on the Preferred Shares, as applicable. If interest or yield is required to be paid on any Notes or Preferred Shares prior to maturity and any Cash Deferral Conditions exist, such interest or yield may be cumulated and accrued until and to the extent that such prohibition no longer exists.

     6.   Competitive Activity.

          (a) Competitive Activity. Participant shall be deemed to have engaged in "Competitive Activity" if, during the period commencing on the date hereof and ending on the second anniversary of the date Participant's employment with Investors, the Company, and/or its Subsidiaries terminates, (i) Participant, for himself or on behalf of any other person, firm, partnership, corporation, or other entity, engages, directly or indirectly, as an executive, agent, representative, consultant, partner, shareholder or holder of any other financial interest, in any business that engages in the production, distribution or sales of eggs or egg products, refrigerated potato products or branded cheese products (as applicable) (a "Competing Business"), it being understood and agreed that Participant's activities shall not satisfy this clause (i) where Participant is employed by a person, firm, partnership, corporation, limited liability company, or other entity engaged in a variety of activities, including the Competing

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Business, and Participant is not engaged in or responsible for the Competing
Business of such entity. Participant may also, without satisfying clause (i) be a passive owner of not more than 2% of the outstanding publicly traded stock of any class of a Competing Business so long as Participant has no active participation in the business of such entity, except to the extent permitted above; or (ii) Participant (A) directly or indirectly through another entity, induces or attempts to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (B) knowingly hires any person who was an employee of the Company or any of its Subsidiaries within 180 days prior to the time such employee was hired by Participant, (C) induces or attempts to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or its Subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary or (D) directly or indirectly acquires or attempts to acquire an interest in any business relating to the business of the Company or any of its Subsidiaries and with which the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its Subsidiaries in the one-year period immediately preceding Participant's termination of employment with the Company.

          (b) Activity Date. If Participant engages in Competitive Activity, the "Activity Date" shall be the first date on which Participant engages in such Competitive Activity.

          (c) Repayment of Proceeds. If Participant engages in Competitive Activity, then Participant shall be required to pay to the Company, within ten business days following the Activity Date, an amount equal to the excess, if any, of (A) the aggregate proceeds Participant received upon the sale or other disposition of Participant's Option Shares, over (B) the aggregate Cost of such Option Shares, it being understood that in the event that the aggregate proceeds Participant received upon the sale or other distribution of Participant's Option Shares consisted of cash (or have since been converted into cash), such repayment to the Company will be made first in cash up to the amount of such cash proceeds with the remainder to be paid to the Company by reducing the outstanding principal amount of any non-cash consideration received by Participant.

     7.   Take-Along Rights on Sale of the Company.

          (a) If Investors elect to consummate a transaction constituting a Sale of the Company, Investors shall notify the Company and Participant in writing of that election, Participant will consent to and raise no objections to the proposed transaction, and Participant and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by Investors. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires approval of Participant, Participant and all of Participant's Permitted Transferees will vote or cause to be voted all Option Shares, whether granted pursuant to this Plan or otherwise, that he holds or with respect to which Participant has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which he may have

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in connection therewith and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Option Shares, Participant will agree to sell his Option Shares in such Sale of the Company on the terms and conditions approved by Investors, and Participant will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Investors in connection with such Sale of the Company.

          (b) The obligations of Participant with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, all of the holders of Option Shares shall receive the same form and amount of consideration per share or amount of Option Shares, or if any holders of Option Shares are given an option as to the form and amount of consideration to be received, all holders of Option Shares will be given the same option and (ii) all holders of Options, without regard to vesting or exercise restrictions, will be given an opportunity to either (A) exercise such Options, prior to the consummation of the Sale of the Company and participate in such sale as holders of Option Shares or (B) upon the consummation of the Sale of the Company, receive, in exchange for such Options, the same form and amount of consideration per Option Share as received by all other holders of Option Shares in connection with the Sale of the Company, less the exercise price per share of such Options which must be exercised to acquire Option Shares, it being understood that the exercise price shall be paid first with any cash consideration to be distributed to Participant in connection with the Sale of the Company.

          (c) Participant will bear his pro-rata share (based upon the relative amount of Option Shares sold) of the reasonable and customary costs of any sale of Option Shares pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of Participant and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of Participant for his sole benefit will not be considered costs of the transaction hereunder.

     8.   Tag-Along Rights.

          (a) Prior to making any Transfer of Common Stock (other than a Transfer described in Section 8(b)), Investors shall give at least 30 days prior written notice to Participant and the Company, which notice (for purposes of this Section 8, the "Sale Notice") shall identify the type and amount of Common Stock to be sold (for purposes of this Section 8, the "Offered Securities"), describe in reasonable detail the terms and conditions of such proposed Transfer and identify each prospective Transferee. Participant may, within 15 days of the receipt of the Sale Notice, give written notice (the "Tag-Along Notice") to Investors that Participant wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Option Shares such Participant desires to include in such proposed Transfer; provided, however, that (1) none of Participant's rights to Option Shares subject to the exercise of Options shall be entitled to be sold pursuant to this Section 8(a) unless such Options have fully vested and the Options have been exercised and (2) to exercise its tag-along rights hereunder, Participant must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as Investors agree to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, Investors, Participant shall make comparable

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representations and warranties pertaining specifically to (and, as applicable, covenants by) himself), and must agree to bear his ratable share (which shall be proportionate based on the value of Option Shares and Offered Securities that are Transferred but shall not exceed the amount of proceeds received in connection with such Transfer) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given stockholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each stockholder will bear (x) its or his own costs of any sale of shares of Common Stock pursuant to this
Section 8(a) and (y) its or his pro-rata share (based upon the relative amount of shares of Common Stock sold) of any of the other costs of any reasonable and customary sale of shares of Common Stock pursuant to this Section 8(a) to the extent such costs are incurred for the benefit of all stockholders and are not otherwise paid by the Transferee.

          If Participant does not give Investors a Tag-Along Notice prior to the expiration of the 15-day period for giving Tag-Along Notices with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 8(a)) Investors may Transfer such Offered Securities on the terms and conditions set forth, to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within 180 days after expiration of the 15-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by Investors during such 180-day period will again be subject to the provisions of this Section 8(a) upon subsequent Transfer. If Participant gives Investors a timely Tag-Along Notice, then Investors shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of Participant in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and Investors shall not transfer any of its shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of Participant. If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Option Shares specified in a timely Tag-Along Notice upon such terms, then Investors may elect either to cancel such proposed Transfer or to allocate the maximum number of shares of Common Stock that the prospective Transferees are willing to purchase (the "Allocable Shares") among Investors, Participant and such other participants giving timely Tag-Along Notices as follows:

               (i) each participating Person (including Investors) shall be entitled to sell a number of shares of Common Stock (not to exceed, for Participant, the number of shares of Common Stock identified in such Participant's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of Common Stock and (B) a fraction, the numerator of which is such stockholder's Ownership Percentage of shares of Common Stock and the denominator of which is the aggregate Ownership Percentage for all participating Persons; and

               (ii) if after allocating the Allocable Shares of Common Stock to such stockholders in accordance with clause (i) above, there are any Allocable Shares that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among Investors

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

     and each Participant that has elected in its Tag-Along Notice to sell a greater number of shares of Common Stock than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Persons) until all such Allocable Shares have been allocated in accordance with this clause (ii).

        (b)  Excluded Transfers. The rights and restrictions contained in
Section 8(a) shall not apply with respect to any of the following Transfers of shares of Common Stock:

             (i)   any Transfer of Common Stock by Investors in a Public
     Offering;

             (ii) any Transfer of Common Stock to and among the members of Investors and the partners (including limited partners), securityholders, employees, affiliates or family group of such members; and

             (iii) any Transfer of Common Stock incidental to the exercise, conversion or exchange of such Common Stock in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

        (c) Excluded Shares. No shares of Common Stock that have been transferred by Investors or Participant in a Transfer pursuant to the provisions of Section 8(a) ("Excluded Shares") shall be subject again to the restrictions set forth in Section 8(a), nor shall Participant, if Participant holds Excluded Shares, be entitled to exercise any rights under Section 8(a) with respect to such Excluded Shares, and no Excluded Shares held by Investors or Participant shall be counted in determining the respective participation rights of such Persons in a Transfer subject to Section 8(a).

        (d) Upon the occurrence of any event which gives rise to Participant's ability or requirement to transfer (including by operation of law) Participant's interests in the Company or a Subsidiary of the Company to a third party in exchange for consideration pursuant to this Agreement, at the election of Participant, the Company shall take, and shall cause its Subsidiaries to take, all actions necessary to convert Option Shares then held by Participant into the appropriate type of security to permit Participant to transfer such Shares to such third party.

        (e) The provisions of this Section 8 shall remain in effect following the first Public Offering.

   9.   Definitions. For purposes of this Agreement:

        (a) "Allocable Shares" shall have the meaning set forth in Section 8 of this Agreement.

        (b) "Cost" shall mean, with respect to Option Shares, the price per Option Share paid by the Participant (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

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

          (c) "Date of Exercise" shall mean the date the Participant exercises the Option.

          (d) "Disability" shall mean the inability of the Participant to perform the essential functions of the Participant's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Participant returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period. The date of such termination for Disability shall be on the first day of such six-month period.

          (e) "Excluded Shares" shall have the meaning set forth in Section 8 of this Agreement.

          (f) "Fair Market Value" used in connection with the value of Option Shares shall mean the fair value of the Option Shares determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Units at less than Fair Market Value under Section 4).

          (g) "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

          (h) "Financing Default" shall mean any event of default under (i) that certain Senior Secured Credit Facilities, (ii) senior unsecured floating rate loan facility by and among Michael Foods and Bank of America, as administrative agent and (iii) the Senior Subordinated Notes, or any other similar notes or instruments that Michael Foods or its Subsidiaries may issue from time to time.

          (i) "Good Reason" shall have the meaning ascribed to such term in any management stock purchase and unit subscription agreement, employment or severance agreement then in effect between Participant and the Company or one of its Subsidiaries or, if no such agreement containing a definition of "Good Reason" is then in effect, shall mean either (i) the imposition upon Participant of substantial additional or different duties which are inconsistent with Participant's current position and, in the case of such duties which do not constitute a diminution of duties, without a commensurate increase in compensation, or (ii) either the reduction of Participant's salary or a material reduction of other benefits under any employee benefit plan, program or arrangement of the Company (other than a change that affects all senior executives of the Company) from the level in effect upon Participant's commencement of participation in the Plan.

          (j) "Investors" shall mean THL-MF Investors, LLC, a Delaware limited liability company, as well as all affiliates of Investors.

          (k) "Offered Securities" shall have the meaning set forth in Section
8.

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

          (l) "Ownership Percentage" shall mean, for each stockholder and with respect to the Common Stock, the percentage obtained by dividing the number of shares of such Common Stock held by such stockholder by the total number of shares of Common Stock outstanding.

          (m) "Retirement" shall mean, with respect to the Participant, the Participant's retirement as an employee of the Company or any of its Subsidiaries on or after reaching age 65 or such earlier age as may be otherwise determined by the Board after at least three years employment with the Company or one of its Subsidiaries after the date of this Agreement.

          (n) "Sale Notice" shall have the meaning set forth in Section 8 of this Agreement.

          (o) "Senior Secured Credit Facilities" shall mean that certain Credit Agreement, dated November 20, 2003, by and among the Company and the other parties named therein, and one or more other debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          (p) "Senior Subordinated Notes" shall mean those certain 8% Senior Subordinated Notes due 2013 in an aggregate principal amount of $150,000,000, issued by THL Food Products Co., a Delaware corporation, on November 20, 2003, or any other similar notes or instruments that the Company or its Subsidiaries may issue from time to time.

          (q) "Tag-Along Notice" shall have the meaning set forth in Section 8 of this Agreement.

     10. No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ the Participant in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause.

     11. Legend on Certificates. A restrictive legend in the form set forth below and other legends reasonably requested by the Company shall be placed on the certificates representing Option Shares issued upon exercise of the Option:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A STOCK OPTION AWARD AGREEMENT BETWEEN THE ISSUER AND ______________ DATED AS OF NOVEMBER 20, 2003, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT

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

            CHARGE."

     12. Transferability. Except as set forth in this Section 12, Participant may not transfer his Option or Option Shares. Participant may transfer Option Shares, subject to the terms and conditions of this Agreement and the Plan, to:

          (a) the Participant's Family Group;

          (b) a trust solely for the benefit of the Participant and his or her Family Group; or

          (c) a partnership or limited liability company whose only members or partners are the Participant and members of his or her Family Group;

(each transferee in clauses (i), (ii), and (iii) above, a "Permitted Transferee"); provided that the Participant, prior to the transfer of Option Shares to a Permitted Transferee (other than a transfer in connection with or subsequent to a Sale of the Company), the Participant shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Option Shares transferred to such person will continue to be Option Shares for purposes of this Agreement in the hands of such person. Any transfer or attempted transfer of Option Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option Shares as the owner of such Option Shares for any purpose.

     13. Confidentiality. Participant recognizes and acknowledges that he may receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries, including but not limited to confidential information of the Company and its Subsidiaries regarding their financial condition (the "Confidential Information"). Participant agrees that he will not, whether through an Affiliate or otherwise, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized representatives and employees of the Company or the Subsidiaries and as otherwise may be proper in the course of performing Participant's obligations, or enforcing Participant's rights, under this Agreement, or (ii) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that the Participant shall provide to the Board prompt notice of such disclosure. For purposes of this Section 13, Confidential Information shall not include any information (w) that has been published in a form generally available to the public or becomes generally available to the public prior to the date Participant discloses such information (such information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination), (x) of which Participant became aware prior to its affiliation with the Company, (y) Participant learns from sources other than the Company or its Subsidiaries (provided that Participant does not know or have reason to know, at the time of Participant's disclosure of such information, that such information was acquired by such source through violation of law, breach of contractual confidentiality obligations or breach of fiduciary duties) or (z) which is disclosed

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

by the Company in a prospectus or other documents for dissemination to the public or is otherwise required to be disclosed by law or legal process (subject to reasonable advance notice to the Company to permit the Company to seek a protective order or otherwise protect its information).

     14. Securities Laws. Upon the acquisition of any Option Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

     15. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     16. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed therein.

     17. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that Vestar and Marathon are third party beneficiaries of this Agreement and shall have the right to enforce the provisions hereof.

     18. Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in writing executed by the party so waiving.

     19. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option and the Option Shares are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time in accordance with its respective terms are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     20. Signature in Counterparts. This Agreement may be signed in counterparts (including by means of telecopied signature pages), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                          THL FOOD PRODUCTS HOLDING CO.


                                          By:____________________________
                                          Its:

Agreed and acknowledged as
of the date first above written:


____________________________________
Name of Participant

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